Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	CCI FINN Partners
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES FOURTH-QUARTER 2021 FINANCIAL RESULTS

Revenues Grow 14.6% to $224.6 Million

Net Income Increases 54.6% to $13.1 Million, or $0.81 per Diluted Share

Adjusted Earnings per Diluted Share Increases 18.3% to $0.97

Adjusted EBITDA Increases 27.5% to $26.7 Million

Personal Care Same Store Revenue Increases 8.0%

Frisco, Texas (February 24, 2022) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the fourth quarter and year ended December 31, 2021.

Net service revenues increased 14.6% for the fourth quarter to $224.6 million from $196.0 million for the fourth quarter of 2020. Net income increased 54.6% to $13.1 million for the fourth quarter of 2021 from $8.4 million for the fourth quarter last year, while net income per diluted share was $0.81 compared with $0.53 for the same period a year ago. Adjusted EBITDA increased 27.5% to $26.7 million for the fourth quarter of 2021 from $20.9 million for the fourth quarter of 2020. Adjusted net income per diluted share was $0.97 for the fourth quarter of 2021 compared with $0.82 for the fourth quarter of 2020. (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

Adjusted net income for the fourth quarter of 2021 excludes the favorable impact of the retroactive Illinois rate increase of $0.05, acquisition and de novo expenses of $0.09, restructure and other non-recurring costs of $0.01 and stock-based compensation expense of $0.11.

For 2021, net service revenues increased 13.0% to $864.5 million from $764.8 million for 2020. Net income increased 36.2% to $45.1 million for 2021 from $33.1 million for the prior year, while net income per diluted share increased to $2.81 from $2.08. Adjusted EBITDA was $97.7 million for 2021, an increase of 27.0% compared with $76.9 million for 2020. Adjusted net income per diluted share grew 17.9% to $3.63 for 2021 from $3.08 for 2020.

Adjusted net income for the full year 2021 excludes COVID-19 net expenses of $(0.03), acquisition and de novo expenses of $0.36, restructure and other non-recurring costs of $0.05 and stock-based compensation expense of $0.44.

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “Our fourth quarter financial and operating performance marked a strong finish to 2021 for Addus. We are very pleased with the positive trends across each of our operating segments, reflecting favorable demand for home-based care, despite ongoing COVID-19 and labor challenges. Over the past two years we have continued to show remarkable flexibility in adapting to the challenges of each new COVID-19 wave, including the recent rapid onset of the Omicron variant that we have seen at the end of 2021 and early 2022. While this latest wave has been the most significant to date, it appears to be subsiding, and we remain optimistic about our position going forward.”

Allison continued, “For the fourth quarter, revenues for our personal care service line, which accounted for 78.0% of total revenue, were up 8.0% on a same-store basis, significantly exceeding our target

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ADUS Announces Fourth-Quarter 2021 Financial Results

February 24, 2022

range of 3-5% organic revenue growth. This improvement primarily reflects scheduled rate increases in Illinois that were effective November 1, 2021. Our home health services same-store revenue increased 7.1% over the prior year, with solid growth in admissions that included the acquired operations of Armada Home Health and Summit Home Health. We also saw favorable growth trends in our hospice business, with revenues up 1.3% over the prior year, and continued sequential improvement in average daily census, median length of stay and patient days. These results reflect the strength of our operating model across the care continuum, supported by our team of dedicated caregivers who have continued to provide extraordinary care and support to our patients and their families, despite ongoing pressures related to the pandemic.”

As of December 31, 2021, the Company had cash of $168.9 million and bank debt of $224.9 million, with capacity and availability under its revolving credit facility of $376.6 million and $143.6 million, respectively. Net cash provided by operating activities was $25.2 million for the fourth quarter of 2021 and $39.5 million for the full year 2021, even after using $27.9 million of previously received government stimulus funds and repayment of deferred payroll taxes. Exclusive of these payments, net cash provided by operating activities for the full year 2021 would have been $67.4 million.

“We have continued to focus on pursuing acquisitions that enhance our organic growth opportunities,” added Allison. “Our objective is to expand our reach and create multiple markets where we provide all three levels of home care. In line with this strategy, we recently acquired the operations of JourneyCare, a leading provider of hospice services in the greater Chicago area. Together with the acquisition of Illinois-based Summit Home Health, completed in the fourth quarter of 2021, we have achieved our goal to operate all three levels of home care in Illinois, which is the largest personal care market for Addus. Looking ahead to 2022, we are well capitalized and expect to continue pursuing acquisition opportunities that meet our strategic criteria.”

Allison concluded, “We believe the pandemic has raised awareness about the value of safe, quality, home-based care, and we expect to see continued growth in demand for our services that allow individuals to remain in their preferred home setting. We look forward to the opportunities ahead for Addus in 2022, as we continue to extend our market reach and deliver greater value to our shareholders.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA and adjusted net income per diluted share, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition and de novo expenses, stock-based compensation expense, restructure expenses and other costs, gain or loss on the sale of assets, and retroactive rate increases from Illinois. The Company defines adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization, acquisition and de novo expenses, stock-based compensation expense, restructure expenses and other costs, loss on the sale of assets, and retroactive rate increases from Illinois. The Company defines adjusted diluted earnings per share as earnings per share, adjusted for acquisition and de novo expenses, stock compensation expense, restructure expenses and other costs, gain or loss on the sale of assets, and retroactive rate increases from Illinois. The Company defined adjusted net income, adjusted EBITDA, adjusted diluted earnings per share to exclude net COVID expenses arising from the pandemic from the second quarter of 2020 to the first quarter of 2021. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted earnings per share to earnings per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted earnings per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

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ADUS Announces Fourth-Quarter 2021 Financial Results

February 24, 2022

Conference Call

Addus will host a conference call on Friday, February 25, 2022, at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), passcode 9948689. A telephonic replay of the conference call will be available through midnight on March 4, 2022, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 9948689.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any future impact to our business operations, reimbursements and patient population due to the recent COVID-19 global pandemic, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus HomeCare currently provides home care services to approximately 45,000 consumers through 211 locations across 22 states. For more information, please visit www.addus.com.

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ADUS Announces Fourth-Quarter 2021 Financial Results

February 24, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
Net service revenues	$224,642	$195,996	$864,499	$764,775
Cost of service revenues	151,847	136,892	594,651	538,538

Gross profit	72,795	59,104	269,848	226,237
	32.4%	30.2%	31.2%	29.6%
General and administrative expenses	49,537	44,209	189,418	169,679
Depreciation and amortization	3,900	3,179	14,494	12,051

Total operating expenses	53,437	47,388	203,912	181,730

Operating income	19,358	11,716	65,936	44,507
Total interest expense, net	1,536	832	5,538	2,565

Income before income taxes	17,822	10,884	60,398	41,942
Income tax expense	4,764	2,435	15,272	8,809

Net income	$13,058	$8,449	$45,126	$33,133

Net income per diluted share:	$0.81	$0.53	$2.81	$2.08

Weighted average number of common shares outstanding:
Diluted	16,059	16,013	16,064	15,956

Cash Flow Information:	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
Net cash provided by operating activities	$25,201	$36,112	$39,488	$109,411
Net cash used in investing activities	(9,582)	(196,729)	(42,015)	(214,236)
Net cash provided by financing activities	897	135,364	26,344	138,189

Net change in cash	16,516	(25,253)	23,817	33,364
Cash at the beginning of the period	152,379	170,331	145,078	111,714

Cash at the end of the period	$168,895	$145,078	$168,895	$145,078

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ADUS Announces Fourth-Quarter 2021 Financial Results

February 24, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	December 31,
	2021	2020
Assets
Current assets
Cash	$168,895	$145,078
Accounts receivable, net	136,955	132,650
Prepaid expenses and other current assets	18,491	9,969

Total current assets	324,341	287,697

Property and equipment, net	18,483	19,749

Other assets
Goodwill	504,392	469,072
Intangible assets, net	64,321	71,549
Deferred tax assets, net	—	6,524
Operating lease assets	36,048	37,991

Total other assets	604,761	585,136

Total assets	$947,585	$892,582

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$19,358	$23,705
Accrued payroll	44,083	35,815
Accrued expenses	37,077	37,564
Government stimulus advance	4,173	32,087
Accrued workers compensation	12,998	13,759
Current portion of long-term debt, net of debt issuance costs	—	971

Total current liabilities	117,689	143,901
Long-term debt, less current portion, net of debt issuance costs	220,912	193,901
Long-term lease liability, less current portion	32,859	35,516
Other long-term liabilities	1,781	588

Total long-term liabilities	255,552	230,005

Total liabilities	373,241	373,906

Total stockholders’ equity	574,344	518,676

Total liabilities and stockholders’ equity	$947,585	$892,582

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ADUS Announces Fourth-Quarter 2021 Financial Results

February 24, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenue by Segment

(Amounts in Thousands)

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
Net Service Revenues by Segment
Personal Care	$175,110	$164,384	$685,854	$647,233
Hospice	40,155	27,574	152,253	101,297
Home Health	9,377	4,038	26,392	16,245

Total Revenue	$224,642	$195,996	$864,499	$764,775

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ADUS Announces Fourth-Quarter 2021 Financial Results

February 24, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
General
Personal Care
States served at period end	—	—	22	22
Locations at period end	—	—	162	170
Average billable census - same store	36,717	38,435	37,330	38,432
Average billable census - acquisitions (1)	688	768	721	767
Average billable census total (2)	37,405	39,203	38,051	39,199
Billable hours (in thousands)	7,425	7,820	30,151	30,645
Average billable hours per census per month	65.8	66.0	65.7	64.7
Billable hours per business day	112,498	118,490	115,521	116,967
Revenues per billable hour	$23.28	$20.98	$22.71	$21.07
Organic growth
- Revenue (3)	8.0%	2.6%	7.3%	5.9%
Hospice
Locations served at period end	—	—	32	34
Admissions	2,381	1,983	9,592	6,376
Average daily census	2,635	2,492	2,561	2,619
Average discharge length of stay	99.3	108.3	96.5	104.9
Patient days	249,266	174,407	923,014	657,172
Revenue per patient day	$165.64	$158.10	$164.95	$154.14
Organic growth
- Revenue	1.3%	(10.6)%	(6.2)%	(5.3)%
- Average daily census	(1.4)%	(13.5)%	(11.2)%	1.2%
Home Health
Locations served at period end	—	—	12	10
New Admissions	3,819	1,088	8,781	4,122
Recertifications	1,071	572	3,547	2,578
Total Volume	4,890	1,660	12,328	6,700
Visits	68,741	26,890	183,951	118,470
Organic growth
- Revenue	7.1%	(8.2)%	11.3%	(3.0)%
- New Admissions	21.0%	(4.1)%	23.0%	9.1%
Percentage of Revenues by Payor:
Personal Care
State, local and other governmental programs	48.7%	49.8%	49.3%	50.2%
Managed care organizations	46.0	45.0	45.5	44.3
Private duty	2.9	3.0	2.9	3.2
Commercial	1.4	1.5	1.4	1.5
Other	1.0%	0.7%	0.9%	0.8%
Hospice
Medicare	93.1%	93.2%	93.3%	92.9%
Managed care organizations	3.2	4.4	3.7	4.9
Other	3.7%	2.4%	3.0%	2.2%
Home Health
Medicare	75.1%	76.8%	78.4%	78.6%
Managed care organizations	17.0	21.3	16.9	19.6
Other	7.9%	1.9%	4.7%	1.8%

(1)

The average billable census in acquisitions of 770 and 791 for the three and twelve months ended December 31, 2020 was reclassified to average billable census - same stores for comparability purposes. The average billable census for the three and twelve months ended December 31, 2021 was prorated for the date of the acquisition.

(2)	Exited sites would have reduced same store census for the three and twelve months ended December 31, 2020 by 293 and 648, respectively.
(3)

Management has suspended materially all its new patient admissions under the New York consumer self-directed program based on program uncertainty and therefore excludes associated revenues from the calculation.

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ADUS Announces Fourth-Quarter 2021 Financial Results

February 24, 2022

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited) (1)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of Adjusted EBITDA to Net Income: (2)
Net income	$13,058	$8,449	$45,126	$33,133
Interest expense, net	1,536	832	5,538	2,565
Loss on sale of assets	9	13	25	294
Income tax expense	4,764	2,435	15,272	8,809
Depreciation and amortization	3,900	3,179	14,494	12,051
COVID-19 expense, net	—	252	(591)	1,480
Illinois retro, net	(1,005)	—	—	—
Acquisition and de novo expenses	1,923	3,074	7,306	6,956
Stock-based compensation expense	2,329	2,017	9,434	6,005
Restructure and other non-recurring costs	200	694	1,057	5,614

Adjusted EBITDA	$26,714	$20,945	$97,661	$76,907

Reconciliation of Adjusted Net Income to Net Income: (3)
Net income	$13,058	$8,449	$45,126	$33,133
Loss on sale of assets, net of tax	7	10	19	232
COVID-19 expense, net of tax	—	196	(445)	1,169
Illinois retro, net of tax	(739)	—	—	—
Acquisition and de novo expenses, net of tax	1,413	2,365	5,750	5,456
Stock-based compensation expense, net of tax	1,712	1,551	7,049	4,728
Restructure and other non-recurring costs, net of tax	147	540	790	4,421

Adjusted Net Income	$15,598	$13,111	$58,289	$49,139

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (4)
Net income per diluted share	$0.81	$0.53	$2.81	$2.08
Loss on sale of assets per diluted share	—	—	—	0.01
COVID-19 expense per diluted share	—	0.01	(0.03)	0.07
Illinois retro, net per diluted share	(0.05)	—	—	—
Acquisition and de novo expenses per diluted share	0.09	0.15	0.36	0.34
Restructure and other non-recurring costs per diluted share	0.01	0.03	0.05	0.28
Stock-based compensation expense per diluted share	0.11	0.10	0.44	0.30

Adjusted net income per diluted share	$0.97	$0.82	$3.63	$3.08

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (5)
Net service revenues	$224,642	$195,996	$864,499	$764,775
Revenues associated with the closure of certain sites	—	(579)	2	(7,712)

Adjusted net service revenues	$224,642	$195,417	$864,501	$757,063

(1)

The Company defined adjusted net income, adjusted EBITDA, and adjusted diluted earnings per share to exclude net COVID expenses arising from the pandemic from the second quarter of 2020 to the first quarter of 2021.

(2)

We define Adjusted EBITDA as earnings before interest expense, other non-operating income, taxes, depreciation, amortization, acquisition and de novo expenses, stock-based compensation expense, restructure expenses and other costs, gain or loss on the sale of assets, and retroactive rate increases from Illinois. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted Net Income as net income before acquisition and de novo expenses, stock-based compensation expense, restructure expenses and other costs, gain or loss on the sale of assets, and retroactive rate increases from Illinois. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted diluted earnings per share as earnings per share, adjusted for acquisition and de novo expenses, stock-based compensation expense, restructure expense and other costs, loss on the sale of assets, and retroactive rate increases from Illinois. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(5)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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